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[LOGO] Bank of America                                              EXHIBIT 10.1
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                                                          Amendment to Documents

                  AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

   This Amendment No. 1 (the "Amendment") dated as of March 12, 1999 is between Bank of America National Trust and Savings Association (the "Bank") and Cost Plus, Inc. (the "Borrower").

                                   RECITALS
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   A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of October 12, 1998 (the "Agreement").

   B. The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT
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   1. Definitions. Capitalized terms used but not defined in this Amendment
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shall have the meaning given to them in the Agreement.

   2. Amendments. The Agreement is hereby amended as follows:
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      2.1 Paragraph 5.4 of the Agreement is amended to read in its entirety as follows:

          5.4 Direct Debit (Pre-Billing).

          (a) The Borrower agrees that the Bank will debit the Borrower's deposit account number or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower (the "Designated Account")on the date each payment of interest and any fees from the Borrower becomes due (the "Due Date"). If the Due Date is not a banking day, the Designated Account will be debited on the next banking day.

          (b) Approximately 5 days prior to each Due Date, the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The calculation will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.

          (c) The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount"). If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:

               (i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

               (ii) If the Billed Amount is more than the Accrued Amount, the
                    Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

               Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

          (d) The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

   3. Representations and Warranties. When the Borrower signs this Amendment,
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the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

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   4. Effect of Amendment. Except as provided in this Amendment, all of the
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terms and conditions of the Agreement shall remain in full force and effect.

   5. Counterparts. This Amendment may be executed in counterparts, each of
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which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

   This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America                              Cost Plus, Inc.
National Trust and Savings Association

                                             X   /s/ M. R. Carden
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X   /s/ Peter M. Gould                       By:  Malcolm R. Carden
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By: Peter M. Gould, Vice President           Treasurer


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